Exhibit 3.1a
                                                                    ------------

                            ARTICLES OF INCORPORATION

                                       OF

                              DOCTORSCHAT.COM, INC.

         Pursuant to the Florida Business Corporation Act, the undersigned incorporator of DoctorsChat.com, Inc., a Florida corporation (the "Corpora-tion"), hereby adopts the following Articles of Incorporation for the
Corporation:

                                   ARTICLE I
                                NAME AND ADDRESS

         The name of the Corporation is DoctorsChat.com, Inc. The Corporation's principal office and mailing address is 6950 Bryan Dairy Road, Largo, Florida 33777.

                                   ARTICLE II
                            BUSINESS AND ACTIVITIES

         The Corporation may, and is authorized to, engage in any activity or business now or hereafter permitted under the laws of the United States and of the State of Florida.

                                  ARTICLE III
                                 CAPITAL STOCK

         3.1 Authorized Shares. The Corporation is authorized to issue 100,000,000 shares of capital stock consisting of 95,000,000 shares of common stock having a par value of $.01 per share ("Common Stock") and 5,000,000 shares of preferred stock, having a par value of $.01 per share ("Preferred Stock"). The Board of Directors is expressly authorized, pursuant to Section 607.0602 of the FBCA, to provide for the classification and reclassification of any unissued class or series of Common Stock or Preferred Stock and the issuance thereof in one or more classes or series without the approval of the shareholders of the Corporation, all within the limitations set forth in Section 607.0601 of the FBCA.

         3.2   Common Stock.

               (A) Relative Rights. The Common Stock shall be subject to all of the rights, privileges, preferences, and priorities of the Preferred Stock as set forth in the Articles of Amendment to these Articles of Incorporation that may hereafter be filed pursuant to Section 607.0602 of the FBCA to establish or reclassify a class or series of the Preferred Stock. Except as otherwise provided in these Articles of Incorporation, each share of Common Stock shall have the same rights as, and be identical in all respects to, all of the other shares of Common Stock.

               (B) Voting Rights. Except as otherwise provided by thy the FBCA or these Articles of Incorporation, and except as may be determined by the Board of Directors with respect to the Preferred Stock, only the holders of Common Stock shall be entitled to vote for the election of directors of the Corporation and for all other corporate purposes. Upon any such vote, each holder of Common Stock shall, except as otherwise provided by the FBCA, be entitled to one vote for each share of Common Stock held by such holder. Cumulative voting in the election of directors shall not be permitted.

               (C) Dividends. Whenever there shall have been paid, or declared and set aside for payment, to the holders of the shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then the holders of record of the Common Stock, and the holders of any class or series of stock entitled to participate therewith as to dividends, shall be entitled to receive dividends, when, as, and if declared by the Board of Directors, out of any assets legally available for the payment of dividends thereon.

               (D) Dissolution, Liquidation, Winding Up. In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of record of the Common Stock then outstanding, and all holders of any class or series of stock entitled to participate therewith in whole or in part as to the distribution of assets, shall become entitled to participate in the distribution of assets of the Corporation remaining after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation, or winding up, the full preferential amounts, if any, to which they are entitled and shall have paid or provided for payment of all debts and liabilities of the Corporation.

         3.3  Preferred Stock.

               (A) Issuance, Designations, Powers. The Board of Directors is expressly authorized, subject to the limitations prescribed by the FBCA and these Articles of Incorporation, to provide, by resolution and by filing Articles of Amendment to these Articles of Incorporation, which shall be effective without shareholder action pursuant to Section 607.0602(4) of the FBCA, for the issuance from time to time of the shares of Preferred Stock, to reclassify the Preferred Stock or designate one or more series of such class and provide for the issuance thereof, to establish from time to time the number of shares to be included in each such class or series, to fix the designations, powers, preferences, and other rights of each such class or series, and to fix the qualifications, limitations, and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

                    (1) the number of shares constituting that class or series and the distinctive designation of that class or series;

                    (2) the dividend rate on the shares of that class or series, whether dividends shall be cumulative, noncumulative, or partially cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that class or series;

                    (3) whether that class or series shall have voting rights, in addition to the voting rights provided by the FBCA, and, if so, the terms of such voting rights;

                    (4) whether that class or series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                    (5) whether or not the shares of that class or series shall be redeemable, and, if so, the terms and conditions of such redemption, includ-ing the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates as the Board of Directors shall determine;

                    (6) whether that class or series shall have a sinking fund for the redemption or purchase of shares of that class or series, and, if so, the terms and amount of such sinking fund;

                    (7) the rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that class or series; and

                    (8) any other relative powers, preferences, and rights of that class or series, and qualifications, limitations, or restrictions on that class or series.

               (B) Dissolution, Liquidation, Winding Up. In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each class or series shall be entitled to receive only such amount or amounts as shall have been fixed by the Articles of Amendment to these Articles of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issuance of such class or series.

                                   ARTICLE IV
                     REGISTERED OFFICE AND REGISTERED AGENT

         The street address of the Corporation's registered office is 200 Laura Street, Jacksonville, Florida 32202, and its agent for service of process at such office is F&L Corp.

                                   ARTICLE V
                           INITIAL BOARD OF DIRECTORS

         The number of directors constituting the initial Board of Directors of the Corporation is three. The initial directors of the Corporation are Dr. Sharama Rakesh, 6950 Bryan Dairy Road, Largo, Florida 33777; Jugal K. Taneja, 6950 Bryan Dairy Road, Largo, Florida 33777; and Martin A. Traber, 100 N. Tampa Street, Suite 2700, Tampa, Florida 33602. The number of directors may be increased or decreased from time to time by the Board of Directors in accordance with the Corporation's Bylaws.

                                   ARTICLE VI
                                  INCORPORATOR

         The Corporation's incorporator is Marina A. Choundas, 100 North Tampa Street, Suite 2700, Tampa, Florida 33602.

         IN WITNESS WHEREOF, the undersigned incorporator of the Corporation has, in accordance with the Florida Business Corporation Act, executed these Articles of Incorporation effective as of June 10, 1999.


                                             /s/ Marina A. Choundas
                                            -----------------------------------
                                            Marina A. Choundas, Incorporator

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                       ACKNOWLEDGMENT OF REGISTERED AGENT

         The undersigned, having been designated to accept service of process for DoctorsChat.com, Inc., at the place indicated in the foregoing Articles of Incorporation, does hereby accept the appointment as registered agent and does hereby acknowledge that the undersigned is familiar with and accepts the obligations of such position as set forth in the Florida Business Corporation Act.

                                            Executed this 15th day of
                                            April, 1999.


                                             /s/ Martin A. Traber
                                            ------------------------------------
                                            Martin A. Traber
                                            Vice President, F&L Corp.